Exhibit 99.1

News Release

For more information, contact:
Teresa Paulsen MEDIA
Vice President, Corporate Communication
ConAgra Foods, Inc.
tel: 402-240-5210

Chris Klinefelter ANALYSTS
Vice President, Investor Relations
ConAgra Foods, Inc.
tel: 402-240-4154

www.conagrafoods.com
FOR IMMEDIATE RELEASE
CONAGRA FOODS REPORTS FISCAL 2011 THIRD-QUARTER EPS GROWTH;
CONFIRMS FISCAL-YEAR GUIDANCE
Highlights (vs. year-ago amounts):
•	Diluted EPS from continuing operations of $0.50 as reported and adjusted for items impacting comparability; up 2% as reported and up 16% on a comparable basis.

•	Consumer Foods and Commercial Foods comparable operating profits increased over year-ago amounts, improving on the results seen earlier this fiscal year.

•	Lower incentive compensation expense and recent share repurchases contributed to the quarter’s EPS results.

•	Fiscal 2011 diluted EPS adjusted for items impacting comparability expected to grow at a low-single-digit rate over comparable fiscal 2010 EPS (fiscal 2010 EPS: $1.67 as reported, $1.74 comparable base).
OMAHA, Neb., March 24, 2011 — ConAgra Foods, Inc., (NYSE: CAG) one of North America’s leading packaged food companies, today reported results for the fiscal 2011 third quarter ended Feb. 27, 2011. As reported, diluted EPS from continuing operations was $0.50, a 2% increase over the $0.49 earned in the year-ago period. Diluted EPS from continuing operations increased 16% after adjusting for $0.06 per diluted share of net benefit in the year-ago period from items impacting comparability. Items impacting comparability, including those relating to business segment performance, for the current fiscal year (no net EPS impact) and prior fiscal year are summarized toward the end of this release and reconciled for Regulation G purposes on pages 9 and 10.
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Gary Rodkin, ConAgra Foods’ chief executive officer, said, “We are pleased that fiscal third-quarter results demonstrate comparable EPS and segment operating profit growth, despite high input cost inflation and other challenging economic conditions. Sequential price/mix trends in our Consumer Foods segment are directionally improving as we expected. While inflationary pressures continue to build and difficult conditions persist, we expect our performance to continue to benefit from pricing actions under way, strong supply chain cost savings, and other profit-enhancing initiatives we have previously detailed. We are confident in our ability to post a low-single-digit rate of EPS growth over the comparable $1.74 earned last fiscal year.”
Consumer Foods Segment (66% of third-quarter sales)
Branded and non-branded food sold in retail and foodservice channels.
The Consumer Foods segment posted sales of $2,085 million and operating profit of $263 million for the third quarter. Sales increased 2% as reported, reflecting flat organic volume and price/mix compared with a year ago, and approximately 2% benefit from acquisitions (net of divestitures).
•	Brands posting sales growth for the quarter included Banquet, DAVID, Healthy Choice, Hebrew National, Manwich, Marie Callender’s, Peter Pan, Slim Jim, Wesson, and others.

•	More brand details can be found in the Q&A document accompanying this release.

•	Based on accelerating input cost inflation, the company has been implementing net pricing increases, which will be more apparent in future sales results.
Operating profit of $263 million was below $306 million in the year-ago period, as reported. After adjusting for $39 million of restructuring and asset impairment costs in the current period, as well as $14 million of gain from divesting the Luck’s brand in the year-ago period, comparable current-quarter operating profit increased 3%. The profit performance reflects strong supply chain savings, lower advertising and promotion expense, and lower incentive compensation expense, which collectively offset significant inflation. The company is on track to deliver in excess of $275 million of cost savings in the Consumer Foods segment this fiscal year.
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Commercial Foods Segment (34% of third-quarter sales)
Specialty potato, milled grain products, and seasonings, blends, and flavors sold to foodservice and commercial channels worldwide.
Sales for the Commercial Foods segment were $1,070 million, 7% above year-ago amounts. The sales increase reflects higher selling prices for the flour milling operations necessitated by higher wheat input costs, as well as volume growth for Lamb Weston specialty potato products.
Segment operating profit was $139 million, slightly below $143 million in the year-ago period as reported. After adjusting for $10 million of restructuring charges in the current quarter, comparable segment operating profit increased 5%. Lamb Weston benefited from improved potato crop quality, and has pricing and efficiency initiatives under way to address overall margin pressure. Flour milling profits increased from year-ago amounts due to favorable market conditions and effective margin management in a very volatile wheat market.
Hedging Activities — This language primarily relates to operations other than the company’s milling operations.
The company recorded $24 million of net hedging benefit within unallocated Corporate expense in the current quarter, and an immaterial amount in the year-ago period. The company identifies the $24 million gain as an item impacting comparability. The net hedging amounts are reclassified from unallocated Corporate expense to the operating segments when the underlying commodity or foreign currency being economically hedged is expensed in segment cost of goods sold.
Capital and Other Items
•	Corporate expense was $26 million for the quarter and $88 million in the year-ago period. Current-quarter amounts include $24 million of net hedging benefit, and a $25 million gain related to the early repayment of payment-in-kind notes receivable by a debtor. Prior-year amounts include $15 million of benefit related to favorable adjustments in environmental liabilities. Excluding these amounts, Corporate expense was $75 million for the current quarter
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CONAGRA FOODS

and $103 million in the year-ago period; the decrease largely reflects lower incentive compensation expense and other benefits from ongoing cost reduction efforts.

•	Net interest expense was $52 million in the current quarter, compared with $40 million in the year-ago period. The increase is due primarily to the fact that a debtor has repaid in full the payment-in-kind notes receivable related to the divestiture of the Trading & Merchandising operations, and thus the company is no longer receiving interest income on those notes. Prior-year amounts included $21 million of income from those notes. As previously communicated, the company’s share repurchase authorization was increased by the amount of the proceeds from the repayment of the notes. The EPS benefit of the share repurchases is expected to substantially offset the EPS impact of the foregone interest income by the start of fiscal 2012.
•	The company repurchased $490 million, or 21.4 million shares, of its common stock during the quarter and plans to repurchase in the range of $135 million more before fiscal year-end, subject to market conditions. Repurchases may be completed through negotiated transactions or open market purchases.
•	Equity method investment earnings were $7 million in the current quarter and $3 million in the year-ago period.

•	The effective tax rate for continuing operations for the quarter was approximately 35%. The company continues to expect the continuing operations effective tax rate for the full fiscal year 2011 to be approximately 34%, adjusted for items impacting comparability.

•	For the quarter, capital expenditures from continuing operations for property, plant, and equipment were $136 million, compared with $120 million in the year-ago period. Depreciation and amortization expense from continuing operations was approximately $91 million for the quarter; this compares with a total of $82 million in the year-ago period.

•	Dividends for the quarter totaled $100 million versus $89 million for the year-ago period, reflecting an increase in the dividend rate earlier this fiscal year and fewer shares outstanding.
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•	Subsequent to quarter end, the company reached a settlement in principle with its insurance carriers related to the Garner, NC event in 2009. Related to this, the company will record a gain of approximately $105 million in the fourth quarter, which will be classified as an item impacting comparability.
Outlook
The company continues to expect fiscal 2011 full-year diluted EPS, adjusted for items impacting comparability, to show a low-single-digit rate of growth over the comparable $1.74 earned in fiscal 2010. This improvement primarily reflects the benefits of pricing actions, strong supply chain savings, improved potato crop quality, lower incentive compensation costs, share repurchases, and contributions from innovation and recently acquired businesses.
Regarding quarterly details:
•	Fiscal 2011 third-quarter EPS was higher than planned.

•	The company’s expectations for fiscal 2011 second-half earnings in aggregate are unchanged.

•	The company now expects fiscal fourth-quarter comparable EPS amounts to be lower than comparable fiscal third-quarter EPS amounts, primarily due to accelerating inflation and higher-than-planned third quarter flour milling profits. The company expects fiscal 2011 fourth quarter EPS to show strong comparable year-over-year growth.
The company notes that fiscal 2012 projections have not yet been finalized; consistent with past practice, the company plans to provide fiscal 2012 guidance in its fiscal fourth-quarter release.
Major Items Impacting Third-quarter Fiscal 2011 EPS Comparability
Included in the $0.50 diluted EPS from continuing operations for the third quarter of fiscal 2011 (EPS amounts rounded and after tax):
•	Approximately $0.07 per diluted share of net expense, or $49 million pretax, reflecting restructuring charges as well as asset impairment charges relating to a small business.
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•	Restructuring charges of $33 million, or $0.05 per diluted share, classified as $23 million within Consumer Foods ($6 million COGS, $17 million SG&A) and $10 million within the Commercial Foods segment (SG&A).

•	Asset impairment charges of $16 million, or $0.02 per diluted share, classified within Consumer Foods SG&A.
•	Approximately $0.04 per diluted share of net benefit, or $25 million pretax, resulting from the receipt of $554 million in cash as early repayment in full for notes receivable related to the 2008 divestiture of the Trading and Merchandising operations. This is classified within unallocated Corporate expense.

•	Approximately $0.03 per diluted share of net benefit, or $24 million pretax, related to the mark-to-market impact of derivatives used to hedge input costs, temporarily classified in unallocated Corporate expense. This will later be reclassified to the operating segments when underlying hedged items are expensed in cost of goods sold.
Included in the $0.49 diluted EPS from continuing operations for the third quarter of fiscal 2010 (EPS amounts rounded and after tax):
•	Approximately $0.02 per diluted share gain resulting from the sale of the Luck’s brand. This $14 million pretax gain is classified within the Selling, General, and Administrative expenses of the Consumer Foods segment.

•	Approximately $0.02 per diluted share of net benefit, or a $15 million reduction in pretax expense, associated with favorable adjustments to environmental liabilities. This is classified within unallocated Corporate expense.

•	Approximately $0.02 per diluted share of net income tax benefits resulting in a lower-than-planned effective income tax rate.

•	NOTE: When reporting third-quarter diluted EPS from continuing operations in fiscal 2010, there was $0.01 of EPS related to the Gilroy Foods & Flavors dehydrated vegetable operations within continuing operations. This business was subsequently divested, and the $0.01 of EPS is now included in discontinued operations. As a result of this reclassification, fiscal 2010 third-quarter diluted EPS from continuing operations, excluding items impacting comparability, now rounds to $0.43 instead of the $0.44 presented in the prior year.
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CONAGRA FOODS

Discussion of Results
ConAgra Foods will host a conference call at 9:30 a.m. EDT today to discuss the results. Following the company’s remarks, the call will include a question-and-answer session with the investment community. Domestic and international participants may access the conference call toll-free by dialing 1-877-718-5104 and 1-719-325-4747, respectively. No confirmation or pass code is needed. This conference call also can be accessed live on the Internet at http://investor.conagrafoods.com.
A rebroadcast of the conference call will be available after 1 p.m. EDT today. To access the digital replay, a pass code number will be required. Domestic participants should dial 1-888-203-1112, and international participants should dial 1-719-457-0820 and enter pass code 4725396. A rebroadcast also will be available on the company’s website.
In addition, the company has posted a question-and-answer supplement relating to this release at http://investor.conagrafoods.com. To view recent company news, please visit http://media.conagrafoods.com.
ConAgra Foods, Inc., (NYSE: CAG) is one of North America’s leading food companies, with brands in 97 percent of America’s households. Consumers find Banquet, Chef Boyardee, Egg Beaters, Healthy Choice, Hebrew National, Hunt’s, Marie Callender’s, Orville Redenbacher’s, PAM, Peter Pan, Reddi-wip, Slim Jim, Snack Pack and many other ConAgra Foods brands in grocery, convenience, mass merchandise and club stores. ConAgra Foods also has a strong business-to-business presence, supplying frozen potato and sweet potato products as well as other vegetable, spice and grain products to a variety of well-known restaurants, foodservice operators and commercial customers. For more information, please visit us at www.conagrafoods.com.
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CONAGRA FOODS

Note on Forward-looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current views and assumptions of future events and financial performance and are subject to uncertainty and changes in circumstances. The company undertakes no responsibility for updating these statements. Readers of this release should understand that these statements are not guarantees of performance or results. Many factors could affect the company’s actual financial results and cause them to vary materially from the expectations contained in the forward-looking statements. These factors include, among other things: availability and prices of raw materials; the impact of the 2009 accident at the Garner, N.C., manufacturing facility, including the ultimate costs incurred and the amounts received under insurance policies; the effectiveness of its product pricing; future economic circumstances; industry conditions; the company’s ability to execute its operating and network optimization plans; the success of the company’s innovation, marketing, and cost-saving initiatives; the amount and timing of repurchases of the company’s common stock, if any; the competitive environment and related market conditions; operating efficiencies; the ultimate impact of the company’s product recalls; access to capital; actions of governments and regulatory factors affecting the company’s businesses, including the Patient Protection and Affordable Care Act; and other risks described in the company’s reports filed with the Securities and Exchange Commission. The company cautions readers not to place undue reliance on any forward-looking statements included in this release, which speak only as of the date of this release.
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CONAGRA FOODS

Regulation G Disclosure
Below is a reconciliation of diluted earnings per share adjusted for items impacting comparability.
Q3 FY11 & Q3 FY10 Diluted EPS from Continuing Operations — Reconciliation for Regulation G Purposes

			Percent
	Q3 FY11	Q3 FY10	Change
Diluted EPS from continuing operations	$0.50	$0.49	2%
Items impacting comparability:
Expense related to restructuring charges	0.05	—
Expense related to asset impairment charges	0.02	—
(Benefit) related to unallocated mark-to-market impact of derivatives	(0.03)	—
(Benefit) of gain on early repayment of Trading & Merchandising divestiture-related PIK note	(0.04)
(Benefit) expense related to environmental liability estimates	—	(0.02)
(Benefit) related to gain on sale of Luck’s brand	—	(0.02)
(Benefit) of lower-than-planned effective income tax rate	—	(0.02)

Diluted EPS from continuing operations, excluding items impacting comparability	$0.50	$0.43	16%
Diluted EPS from Gilroy Foods & Flavors operations, reclassified to discontinued operations in Q4 FY10, but part of the company’s FY10 EPS guidance	—	0.01

Diluted EPS adjusted for items impacting comparability	$0.50	$0.44	14%

Consumer Foods Segment
Below is a reconciliation of segment operating profit exclusive of items impacting comparability.
Consumer Foods Segment Operating Profit Reconciliation

	(Dollars in millions)		Percent
	Q3 FY11	Q3 FY10	Change
Consumer Foods Segment Operating Profit	$263	$306	—14%
Expense related to restructuring charges	23	—
Expense related to asset impairment charges	16	—
(Benefit) related to gain on sale of Luck’s brand	—	(14)

Consumer Foods Segment Adjusted Operating Profit	$302	$292	3%

Commercial Foods Segment
Below is a reconciliation of segment operating profit exclusive of items impacting comparability.
Commercial Foods Segment Operating Profit Reconciliation

	(Dollars in millions)			Percent
	Q3 FY11		Q3 FY10	Change
Commercial Foods Segment Operating Profit	$139		$143	—3%
Expense related to restructuring charges	10		—
Commercial Foods Segment Adjusted Operating Profit	$150	*	$143	5%

*	Numbers do not add due to rounding
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CONAGRA FOODS

FY10 EPS — Reconciliation for Regulation G Purposes

Total
FY10
Diluted EPS from continuing operations	$1.67
Items impacting comparability:
Expense related to unallocated mark-to-market impact of derivatives (Q1)	0.01
(Benefit) related to unallocated mark-to-market impact of derivatives (Q2)	(0.01)
(Benefit) related to gain on sale of Luck’s brand (Q3)	(0.02)
(Benefit) related to environmental liability estimates (Q3)	(0.02)
(Benefit) of lower-than-planned effective income tax rate (Q2, Q3, Q4)	(0.05)
Diluted EPS from Gilroy Foods & Flavors operations, reclassified to discontinued
operations in Q4 FY10, but part of the company’s FY10 EPS guidance (Q4)	0.04
Expense related to Garner, N.C., and Edina, Minn., restructuring charges (Q3, Q4)	0.06
Expense related to impairment charge on an existing facility (Q4)	0.05
Expense related to tax credit transaction related to Delhi, La., sweet potato facility (Q4)	0.02
Rounding included in above items	(0.01)

Diluted EPS adjusted for items impacting comparability	$1.74

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CONAGRA FOODS

ConAgra Foods, Inc.
Segment Operating Results
(in millions)
(unaudited)

	THIRD QUARTER
	13 Weeks Ended	13 Weeks Ended
	February 27, 2011	February 28, 2010	Percent Change
SALES
Consumer Foods	$2,084.9	$2,034.4	2.5%
Commercial Foods	1,069.8	996.1	7.4%

Total	3,154.7	3,030.5	4.1%

OPERATING PROFIT
Consumer Foods	$263.3	$306.3	(14.0)%
Commercial Foods	139.4	142.5	(2.2)%

Total operating profit for segments	402.7	448.8	(10.3)%

Reconciliation of total operating profit to income from continuing operations before income taxes and equity method investment earnings
Items excluded from segment operating profit:
General corporate expense	(25.6)	(88.4)	(71.0)%
Interest expense, net	(51.6)	(39.7)	30.0%

Income from continuing operations before income taxes and equity method investment earnings	$325.5	$320.7	1.5%

Segment operating profit excludes general corporate expense, equity method investment earnings, and net interest expense. Management believes such amounts are not directly associated with segment performance results for the period. Management believes the presentation of total operating profit for segments facilitates period-to-period comparison of results of segment operations.
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ConAgra Foods, Inc.
Segment Operating Results
(in millions)
(unaudited)

	THIRD QUARTER
	39 Weeks Ended	39 Weeks Ended
	February 27, 2011	February 28, 2010	Percent Change
SALES
Consumer Foods	$6,013.3	$5,972.6	0.7%
Commercial Foods	3,120.1	3,044.3	2.5%

Total	9,133.4	9,016.9	1.3%

OPERATING PROFIT
Consumer Foods	$761.2	$886.2	(14.1)%
Commercial Foods	377.5	427.6	(11.7)%

Total operating profit for segments	1,138.7	1,313.8	(13.3)%

Reconciliation of total operating profit to income from continuing operations before income taxes and equity method investment earnings
Items excluded from segment operating profit:
General corporate expense	(188.1)	(282.6)	(33.4)%
Interest expense, net	(122.6)	(121.6)	0.8%

Income from continuing operations before income taxes and equity method investment earnings	$828.0	$909.6	(9.0)%

Segment operating profit excludes general corporate expense, equity method investment earnings, and net interest expense. Management believes such amounts are not directly associated with segment performance results for the period. Management believes the presentation of total operating profit for segments facilitates period-to-period comparison of results of segment operations.
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ConAgra Foods, Inc.
Consolidated Statements of Earnings
(in millions, except per share amounts)
(unaudited)

	THIRD QUARTER
	13 Weeks Ended	13 Weeks Ended	Percent
	February 27, 2011	February 28, 2010	Change
Net sales	$3,154.7	$3,030.5	4.1%
Costs and expenses:
Cost of goods sold	2,357.1	2,251.9	4.7%
Selling, general and administrative expenses	420.5	418.2	0.5%
Interest expense, net	51.6	39.7	30.0%

Income from continuing operations before income taxes and equity method investment earnings	325.5	320.7	1.5%
Income tax expense	117.0	102.6	14.0%
Equity method investment earnings	6.6	2.9	127.6%

Income from continuing operations	215.1	221.0	(2.7)%

Income from discontinued operations, net of tax	—	7.7	(100.0)%

Net income	$215.1	$228.7	(5.9)%

Less: Net income (loss) attributable to noncontrolling interests	0.3	(0.9)	N/A

Net income attributable to ConAgra Foods, Inc.	$214.8	$229.6	(6.4)%

Earnings per share — basic

Income from continuing operations	$0.50	$0.50	—
Income from discontinued operations	—	0.02	(100.0)%

Net income	$0.50	$0.52	(3.8)%

Weighted average shares outstanding	428.4	444.0	(3.5)%

Earnings per share — diluted

Income from continuing operations	$0.50	$0.49	2.0%
Income from discontinued operations	—	0.02	(100.0)%

Net income	$0.50	$0.51	(2.0)%

Weighted average share and share equivalents outstanding	432.8	448.3	(3.5)%

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ConAgra Foods, Inc.
Consolidated Statements of Earnings
(in millions, except per share amounts)
(unaudited)

	THIRD QUARTER
	39 Weeks Ended	39 Weeks Ended	Percent
	February 27, 2011	February 28, 2010	Change
Net sales	$9,133.4	$9,016.9	1.3%
Costs and expenses:
Cost of goods sold	6,923.9	6,689.5	3.5%
Selling, general and administrative expenses	1,258.9	1,296.2	(2.9)%
Interest expense, net	122.6	121.6	0.8%

Income from continuing operations before income taxes and equity method investment earnings	828.0	909.6	(9.0)%
Income tax expense	285.4	305.5	(6.6)%
Equity method investment earnings	17.4	17.7	(1.7)%

Income from continuing operations	560.0	621.8	(9.9)%

Income from discontinued operations, net of tax	3.2	11.3	(71.7)%

Net income	$563.2	$633.1	(11.0)%

Less: Net income (loss) attributable to noncontrolling interests	1.1	(2.1)	N/A

Net income attributable to ConAgra Foods, Inc.	$562.1	$635.2	(11.5)%

Earnings per share — basic

Income from continuing operations	$1.28	$1.40	(8.6)%
Income from discontinued operations	0.01	0.03	(66.7)%

Net income	$1.29	$1.43	(9.8)%

Weighted average shares outstanding	435.5	443.5	(1.8)%

Earnings per share — diluted

Income from continuing operations	$1.27	$1.39	(8.6)%
Income from discontinued operations	—	0.03	(100.0)%

Net income	$1.27	$1.42	(10.6)%

Weighted average share and share equivalents outstanding	439.7	446.4	(1.5)%

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ConAgra Foods, Inc.
Consolidated Balance Sheets
(in millions)
(unaudited)

	February 27, 2011	May 30, 2010
ASSETS
Current assets
Cash and cash equivalents	$882.9	$953.2
Receivables, less allowance for doubtful accounts of $8.0 and $8.5	876.7	849.6
Inventories	1,932.7	1,606.5
Prepaid expenses and other current assets	343.2	307.3
Current assets held for sale	—	243.5
Total current assets	4,035.5	3,960.1

Property, plant and equipment, net	2,637.6	2,625.0
Goodwill	3,611.1	3,552.1
Brands, trademarks and other intangibles, net	941.1	874.8
Other assets	247.5	695.6
Noncurrent assets held for sale	—	30.4

	$11,472.8	$11,738.0

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Notes payable	$—	$0.6
Current installments of long-term debt	359.4	260.2
Accounts payable	1,031.3	919.1
Accrued payroll	147.9	263.9
Other accrued liabilities	764.8	579.0
Current liabilities held for sale	—	13.4
Total current liabilities	2,303.4	2,036.2

Senior long-term debt, excluding current installments	2,679.2	3,030.5
Subordinated debt	195.9	195.9
Other noncurrent liabilities	1,670.1	1,541.3
Noncurrent liabilities held for sale	—	5.2
Total stockholders’ equity	4,624.2	4,928.9

	$11,472.8	$11,738.0

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ConAgra Foods, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Thirty-nine weeks ended
	February 27,	February 28,
	2011	2010
Cash flows from operating activities:
Net income	$563.2	$633.1
Income from discontinued operations	3.2	11.3

Income from continuing operations	560.0	621.8
Adjustments to reconcile income from continuing operations to net cash flows from operating activities:
Depreciation and amortization	266.3	241.0
Impairment charges related to Garner accident	—	19.6
Insurance recoveries recognized related to Garner accident	(2.1)	(45.0)
Advances from insurance carriers related to Garner accident	16.9	37.7
Proceeds from settlement of interest rate swaps	31.5	—
Loss on sale of fixed assets	7.5	2.8
Asset impairment charges	35.4	8.4
Gain on sale of business	—	(14.3)
Distributions from affiliates greater (less) than current earnings	(6.8)	8.7
Contributions to Company pension plans	(115.7)	(19.7)
Share-based payments expense	34.5	41.5
Non-cash interest income on payment-in-kind notes	—	(60.9)
Receipt of interest on payment-in-kind notes earned in prior years	102.8	—
Gain on collection of payment-in-kind note	(25.0)	—
Other items, including noncurrent deferred income taxes	238.8	40.3
Change in operating assets and liabilities before effects of business acquisitions and dispositions:
Accounts receivable	(22.4)	(91.7)
Inventory	(311.4)	32.3
Prepaid expenses and other current assets	(17.0)	52.1
Accounts payable	151.0	81.5
Accrued payroll	(115.3)	69.9
Other accrued liabilities	110.7	106.0

Net cash flows from operating activities — continuing operations	939.7	1,132.0
Net cash flows from operating activities — discontinued operations	0.2	(25.5)

Net cash flows from operating activities	939.9	1,106.5

Cash flows from investing activities:
Additions to property, plant and equipment	(347.4)	(359.6)
Sale of property, plant and equipment	1.2	4.4
Proceeds from collection of payment-in-kind note	412.5	—
Advances from insurance carriers related to Garner accident	18.1	17.3
Purchase of businesses and intangible assets	(149.0)	(3.0)
Sale of business, intangibles and other assets	—	21.7

Net cash flows from investing activities — continuing operations	(64.6)	(319.2)
Net cash flows from investing activities — discontinued operations	245.7	2.7

Net cash flows from investing activities	181.1	(316.5)

Cash flows from financing activities:
Repayment of long-term debt	(291.7)	(12.4)
Repurchase of ConAgra Foods, Inc. common shares	(662.4)	—
Cash dividends paid	(276.7)	(257.9)
Exercise of stock options and issuance of other stock awards	30.0	18.7
Other items	2.0	2.2

Net cash flows from financing activities — continuing operations	(1,198.8)	(249.4)
Net cash flows from financing activities — discontinued operations	(0.1)	(0.5)

Net cash flows from financing activities	(1,198.9)	(249.9)

Effect of exchange rate changes on cash and cash equivalents	7.6	2.3
Net change in cash and cash equivalents	(70.3)	542.4
Cash and cash equivalents at beginning of period	953.2	243.2

Cash and cash equivalents at end of period	$882.9	$785.6

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